Exhibit 99.1

Ascena Retail Group, Inc.
Segment Information- Operating Income (Unaudited)
For Fiscal Years 2011 and 2010

	Fiscal Year Ended July 30, 2011					Fiscal Year Ended July 31, 2010
	First	Second	Third	Fourth	Total	First	Second	Third	Fourth	Total
	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter	Quarter	Year
	(millions)					(millions)

As Historically Reported

Operating income:

dressbarn	$3.4	$(10.3)	$17.6	$26.7	$37.4	$19.4	$(9.8)	$16.8	$33.4	$59.8
maurices	27.9	27.1	42.8	16.8	114.6	18.4	16.0	35.2	23.4	93.0
Justice	46.4	54.7	26.0	10.7	137.8	-	36.9	24.7	3.1	64.7

Total operating income	$77.7	$71.5	$86.4	$54.2	$289.8	$37.8	$43.1	$76.7	$59.9	$217.5

Adjustments

Operating income:

dressbarn	$3.8	$5.1	$4.8	$4.9	$18.6	$2.4	$5.5	$3.5	$2.8	$14.2
maurices	(2.6)	(2.6)	(2.5)	(2.4)	(10.1)	(2.4)	(2.5)	(2.1)	(1.6)	(8.6)
Justice	(1.2)	(2.5)	(2.3)	(2.5)	(8.5)	-	(3.0)	(1.4)	(1.2)	(5.6)

Total operating income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

As Recasted

Operating income:

dressbarn	$7.2	$(5.2)	$22.4	$31.6	$56.0	$21.8	$(4.3)	$20.3	$36.2	$74.0
maurices	25.3	24.5	40.3	14.4	104.5	16.0	13.5	33.1	21.8	84.4
Justice	45.2	52.2	23.7	8.2	129.3	-	33.9	23.3	1.9	59.1

Total operating income	$77.7	$71.5	$86.4	$54.2	$289.8	$37.8	$43.1	$76.7	$59.9	$217.5